SPECIAL POWER OF ATTORNEY
I, Henry H. Mauz, Jr., of 1608 Viscaino Road, City of Pebble Beach, County of Monterey, State of California, hereby appoint Jennifer W. Pileggi, David L. Slate and Gary S.
Cullen, individually, as my attorney-in-fact to act in my
name, place and stead to do any and all of the following regarding my holding of or transactions in securities of
CNF Inc., a Delaware corporation (the Company):
a) To prepare, based upon information provided by me, any
or all of the below listed forms:
Form 3, Initial Statement of Beneficial Ownership of Securities; Form 4, Statement of Changes in Beneficial Ownership;
Form 5, Annual Statement of Changes in Beneficial Ownership;
or
Form 144, Notice of Proposed Sale of Securities.
b) To execute any or all Forms 3, 4, 5 or 144 on my behalf.
c) To file Forms 3, 4, 5 or 144 with the Securities and
Exchange Commission, the New York Stock Exchange and the Company, in a timely manner and following proper filing procedures.
d) To take such other actions as necessary or desirable to effectuate the foregoing.
The rights, powers and authority of my attorney-in-fact to exercise any and all of the rights and powers herein granted shall commence and be in full force and effect beginning on the date of execution of this Special Power of Attorney
and shall remain in full force and effect until the earlier
to occur of the following: (1) such time as I revoke this Special Power of Attorney; (2) such time as I am no longer a reporting person with respect to Company securities under Section 16 of the Securities Exchange Act of 1934; or
(3) as to each of the above-named
attorney-in-fact, such time as such attorney-in-fact ceases
to serve as an officer
of the Company.
Date:3/14/05  /s/Henry H. Mauz, Jr.
State of California)
                   ) ss.
County of Monterey)
On 3/14/2005 before me, In-Suk Suh Notary Public,
personally appeared Henry H. Mauz, Jr., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed on the within instrument and acknowledged to me that he executed the same in his authorized capacity.
WITNESS my hand and official seal.

/s/ In-Suk Suh, Notary Public